UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 24, 2018, Five Prime Therapeutics, Inc. (“Five Prime”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC, as the representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by Five Prime of 5,128,205 shares (the “Shares”) of Five Prime’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $19.50 per share (the “Offering”). Pursuant to the Underwriting Agreement, Five Prime has granted the Underwriters a 30-day option to purchase up to an additional 769,230 shares of Common Stock. The net proceeds to Five Prime from the Offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $93.5 million after deducting underwriting discounts and commissions and estimated expenses payable by Five Prime. The closing of the Offering is expected to occur on or about January 29, 2018, subject to customary closing conditions. All of the shares in the Offering are being sold by Five Prime.

The Underwriting Agreement contains customary representations, warranties and agreements by Five Prime, conditions to closing, indemnification obligations of Five Prime and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Five Prime and its directors and executive officers also agreed not to sell or transfer any shares of Five Prime’s common stock for 90 days after January 24, 2018 without first obtaining the written consent of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

The Offering is being made pursuant to the registration statement on Form S-3ASR (Registration No. 333-214411), a base prospectus dated November 3, 2016 and a prospectus supplement dated January 24, 2018. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the Shares to be issued is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 24, 2018, by and among Five Prime Therapeutics, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: January 25, 2018